Exhibit 99.1
ONCOTHYREON APPOINTS DIANA HAUSMAN AS VICE PRESIDENT OF
CLINICAL DEVELOPMENT
Seattle, Washington — August 4, 2009 — Oncothyreon Inc. (Nasdaq: ONTY) (TSX:ONY) (the “Company”) today announced the appointment of Diana Hausman, M.D., as Vice President, Clinical Development at Oncothyreon. In this position, Dr. Hausman will be responsible for planning and implementing the clinical development program for the Company’s pipeline of oncology product candidates.
“Dr. Hausman is an experienced oncologist who brings an extensive background in drug development to her new role at Oncothyreon,” said Robert L. Kirkman, M.D, President and Chief Executive Officer. “Her leadership and knowledge of all aspects of cancer drug development will be very important as we prepare to move both PX-866, our inhibitor of PI-3 kinase, and PX-478, our inhibitor of hypoxia inducible factor 1-alpha, into Phase 2 trials. We are delighted to have her join our team.”
“I am very pleased to join Oncothyreon at this particular time in the development of PX-866 and PX-478,” said Dr. Hausman. “It is a unique opportunity to contribute to the registration strategy for two promising small molecule product candidates, each directed at an exciting target at the forefront of current cancer drug research.”
Dr. Hausman joins Oncothyreon from Zymogenetics, Inc., Seattle, Washington, where she held a number of clinical research positions from 2005 to 2009, most recently as Senior Director of Clinical Research with responsibility for all therapeutic areas, including oncology, autoimmune disease and virology. Prior to Zymogenetics, Dr. Hausman led a global drug development team at Berlex Inc. in Seattle from 2002 until 2005. Dr. Hausman will assume her new role at Oncothyreon on September 1, 2009.
About Oncothyreon
Oncothyreon is a biotechnology company specializing in the development of innovative therapeutic products for the treatment of cancer. Oncothyreon’s goal is to develop and commercialize novel synthetic vaccines and targeted small molecules that have the potential to improve the lives and outcomes of cancer patients. For more information, visit www.oncothyreon.com.

Forward Looking Statements
In order to provide Oncothyreon’s investors with an understanding of its current intentions and future prospects, this release contains statements that are forward looking, including statements related to future clinical development plans for our product candidates. These forward-looking statements represent Oncothyreon’s intentions, plans, expectations and beliefs and are based on its management’s experience and assessment of historical and future trends and the application of key assumptions relating to future events and circumstances.
Forward-looking statements involve risks and uncertainties, including risks and uncertainties related to Oncothyreon’s business and the general economic environment. Many of these risks and uncertainties are beyond Oncothyreon’s control. These risks, uncertainties and other factors could cause our actual results to differ materially from those projected in forward-looking statements. Risks, uncertainties, and assumptions include those predicting the timing, duration and results of clinical trials, the timing and results of regulatory reviews, the safety and efficacy of our product candidates, and the indications for which our product candidates might be developed. There can be no guarantee that the results of preclinical studies or clinical trials will be predictive of either safety or efficacy in future clinical trials. These and other risks and uncertainties are described in the reports and other documents filed by Oncothyreon Inc. with the SEC and/or Canadian regulatory authorities.
Although Oncothyreon believes that any forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of the risks and uncertainties associated with Oncothyreon, you are encouraged to review the official corporate documents filed with the securities regulators in the United States on U.S. EDGAR and in Canada on SEDAR. Oncothyreon is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.
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Investor and Media Relations Contact:
Julie Rathbun
Rathbun Communications
206-769-9219
ir@oncothyreon.com
ONCOTHYREON INC. 2601 Fourth Avenue, Suite 500, Seattle, WA 98121
Tel: (206) 801-2100 Fax: (206) 801-2101
http://www.oncothyreon.com